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  Exhibit 10(i) - Amendment dated March 27, 2001 to the Mid America Bank, fsb
              Supplemental Executive Retirement Plan, as amended.
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                           CERTIFICATE OF RESOLUTION

I, Carolyn Pihera, do hereby certify that I am the duly elected and acting Secretary of Mid America Bank, fsb, and the following is a true and correct copy of certain resolutions adopted by the Board of Directors of said Bank at their regular meeting held on March 27, 2001, at which meeting a quorum of the members of said Board were present and acting throughout:

WHEREAS, the Mid America Federal Savings Bank Supplemental Executive Retirement Plan (the "Plan") provides that a year of Plan Service shall not be credited to a Participant for any calendar year following the year in which the Participant attains the age of 65; and

WHEREAS, the Board desires to amend the Plan effective January 1, 2001, to provide that Participants may receive credit for Plan Service up to and including the year in which a participant reaches age 68;

WHEREAS, the Board further desires to amend the Plan effective January 1, 2001, to clarify that a participant will not receive credit for a year of plan service for periods ending prior to the effective time in which he or she is named a participant in the Plan;

NOW THEREFORE BE IT HEREBY RESOLVED, that pursuant to Section 7.1 of the Plan,
Section 2.14 of the Plan is hereby amended and restated to read as follows:

     2.14 "Plan Service" means the number of full calendar years of participation in the Plan. A year of Plan Service shall be credited to a Participant as of each December 31/st/. The maximum number of years of Plan Service shall not exceed 20 years and a year of Plan Service shall not be credited to a Participant for any calendar year following the year in which the Participant attains the age of 68.

FURTHER RESOLVED, that the first sentence of Section 4.9 of the Plan is hereby amended to read as follows:

     In the event of a Change in Control, a Participant (other than any Participant who is formerly an officer or director of Westco Bancorp, Inc.) shall be credited with an additional ten (10) years of Plan Service, however, in no event shall the Participant's total years of Plan Service exceed the lesser of 20 years or the Participant's projected years of Plan Service at age 68.

FURTHER RESOLVED, that in connection with the Bank's prior name change, all references in the SERP to Mid America Federal Savings Bank, including in the name of the plan, shall be changed to Mid America Bank, fsb.

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I do further certify that the foregoing resolution has not been altered or amended, but remains in force and effect.

IN WITNESS WHEREOF, I have executed this Certificate and affixed the Bank's seal this 2/nd/ day of April, 2001.

/s/ Carolyn Pihera
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Corporate Secretary

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